Exhibit 10.33

                             [LOGO]
            SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT


Marcia Lefkowitz of Chappaqua, NY (hereinafter referred to as the

"Employee") and The Reader's Digest Association, Inc., a Delaware

corporation  with  its  headquarters  at  New  Castle,  New  York

(hereinafter  referred  to  as the  "Company")  hereby  agree  as follows:

      1.   Subject to fulfillment of the terms and conditions set

forth  in  this Agreement, the Company shall pay the Employee,  a supplemental retirement benefit of $56,700 per year for 15  years commencing at his or her normal retirement date.  If  he  or  she retires  early,  the  Employee  may  elect  to  commence  benefit payments at that earlier date which in no event shall be prior to attainment of age 55.  In the event of such election for  earlier payment, the Employee's supplemental retirement benefit  will  be reduced  at  the  rate of 3% for each year by which  the  payment commencement date precedes his or her normal retirement age.

      2.    The  Employee agrees to fund his or her  supplemental

retirement   benefit  through  the  voluntary   and   irrevocable

reduction  in future earned compensation or by other  payment  in the  amount  of  $16,569 to be made in five or, if  the  employee elects,  fewer  annual installments computed to be of  equivalent value.

           In the event that the Employee has elected to fund his

or her benefit by reduction of future bonus payments and any such bonus  is not paid or is insufficient to meet that year's payment schedule  contemplated by this Agreement, the Employee  shall  be permitted to make or complete his or her annual payment amount by entering into a salary reduction agreement with the Company or by otherwise  contributing the necessary funds to  the  Company  not later than December 31 of that year or by such other date as  the

Company  in its sole discretion shall determine.  The  method  of funding his or her benefit is reflected on Schedule A attached to this Agreement and made a part hereof.

      3.    Upon the completion of five years of service from the

date  of  the  contract,  and provided the  Employee  is  not  in violation of the provisions of paragraph 4 below, or has not been discharged  for  cause  as provided in  paragraph  5  below,  the

Employee  shall  be  fully vested in his supplemental  retirement benefit.

      4.    The  Employee agrees that he or she will at  no  time

disclose  directly or indirectly any secret or other confidential information of the Company to any competitor or to any person not expressly authorized by the Company to receive such information.

      5.    If  the  Employee's employment with  the  Company  is

involuntarily  terminated for cause, or if  the  Employee  is  in violation  of  the provision of paragraph 4 above,  the  Employee shall  forfeit all the rights and benefits of this Agreement  and shall  receive  within  90  days of the event  constituting  such forfeiture,  the total amount deferred or paid theretofore  under this  Agreement with interest compounded annually at the rate  of

8%.

           For the purposes of this Agreement, cause shall mean a

discharge  from employment occurring by reason of the  Employee's embezzlement, proven dishonesty, fraud, conviction  of  felonious or other charge involving moral turpitude, improper communication of  confidential information obtained in the course of employment with  the  Company,  willful failure or refusal  to  perform  the

Employee's duties and responsibilities, or conspiracy against the

Company.

      6.    If the Employee shall die after having commenced  the

payments required in paragraph 2 above but before he has received

any   installments  of  his  supplemental  income  benefit  under paragraph  1  above,  his  beneficiary shall  become  immediately vested in a survivor's income benefit as described in Schedule  A attached  hereto  and the Company shall pay the  benefit  to  his beneficiary in such manner as the beneficiary, with the Company's consent, shall elect.

       7.    If  the  Employee  fails  to  complete  all  payment

installments required under paragraph 2 above, whether because of his  disability,  departure from the Company  or  for  any  other reason, excluding only death in active service, the Company shall pay  him, not later than March 31 of the year following the  year in  which  such failure to complete payment occurred,  the  total amounts  deferred or paid theretofore under this  Agreement  with interest compounded annually at 8%.

      8.   If the Employee shall die after the benefits described

in  paragraph 1 have commenced but before all annual installments have  been  made,  the  unpaid  balance  shall  be  paid  to  his beneficiary in such manner as the beneficiary, with the Company's consent, may elect.

      9.    Upon  application by the Employee to the Compensation

Committee  of the Company's Board of Directors, and provided  the

Employee  is  then  fully  vested in his supplemental  retirement benefit,  the  Committee  may,  in  its  sole  discretion,  allow distribution to the Employee of all or part of the benefit, which shall  not  in any event exceed the then projected value  of  the benefit,  prior to the agreed upon commencement date for benefits under  paragraph  1  above.  Any amount so distributed  shall  be limited  to  that which is necessary to relieve the  hardship  or meet  the  financial emergency which triggered  the  application.

Any  distribution  made  under  this  paragraph  shall  cause   a

reduction in equivalent value to the benefits thereafter  payable under  this Agreement and a revised Schedule A shall be  prepared and attached hereto.

      10.   The Company may own a policy or policies of permanent

cash  value life insurance on the life of the Employee,  and  the

Company  shall  be  the sole owner and beneficiary  of  any  such

policies.   The Employee agrees to cooperate with the Company  in

the  application process for any such insurance.  If the  Company

shall  acquire  an  insurance  policy  or  any  other  asset   in

connection  with  its  obligation under  this  Agreement,  it  is expressly understood and agreed that neither the Employee nor any beneficiary  or  successor to the interest of the Employee  shall have  any right to, or claim against, such policy or other asset.

Such  policy  or asset shall not be deemed to be held  under  any trust  for  the  benefit  of  the  Employee,  his  beneficiaries,

successors  or  assigns, or to be held in any pay  as  collateral security  for the fulfillment of the obligations of  the  Company under this Agreement but shall be and remain a general, unpledged asset of the Company.

      11.   The  Employee shall have the right  to  designate  in

writing  his  or  her  beneficiary or  beneficiaries  under  this

Agreement.  Such designation shall not be effective unless  filed with  the  Company.  The Employee shall have the right to  change his  or  her  beneficiary  and to name successive  or  contingent

beneficiaries.   If  there  is  no  effective  designation  of  a

beneficiary  on  file  at the time of the Employee's  death,  any death  benefit payable hereunder shall be paid to the  Employee's spouse,  if any, and if none, to his children, if any,  in  equal

shares,  and if none, to his personal representatives.   For  all

purposes of this Agreement, such person shall be treated  as  the beneficiary hereunder.

      12.   It is expressly agreed that nothing contained in this

Agreement shall be construed as giving an Employee the  right  to be  retained in the employ of the Company, or as restricting  the right  of the Company or the Employee to terminate the employment relationship for any reason.

     13.  This Agreement shall bind and run to the benefit of the successors  and assigns of the Company, including any corporation or other form of business organization with which it may merge or consolidate, or to which it may transfer substantially all of its assets.

      14.   The rights of the Employee under this Agreement shall

not   be  anticipated,  alienated,  assigned,  hypothecated,   or

otherwise transferred in any manner.

       15.    The  validity,  construction,  interpretation   and

administration  of this Agreement shall be determined  solely  in accordance with the laws of the State of New York.



     IN WITNESS WHEREOF, said Employee has hereunto signed his or her  name  and  the  Company has caused  this  instrument  to  be executed  in  its  name and on its behalf by its duly  authorized

officer as of the   17  day of August, 1988.



Witnesseth:


Gregory A. Buttistello        Marcia Lefkowitz
Gregory A. Buttistello        Marcia Lefkowitz
                              Employee


Gregory A. Buttistello        Joseph M. Grecky
Gregory A. Buttistello        Joseph M. Grecky
                              For The Reader's Digest Association, Inc.